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                                      FORM 10-KSB

                                     EXHIBIT 10.7

                     ASSET PURCHASE OF ON-LINE NETWORK ENTERPRISES

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                               ASSET PURCHASE AGREEMENT

    This Asset Purchase Agreement ("Agreement") is made as of the 22nd day of January, 1997, by and between Rocky Mountain Internet, Inc. a Delaware corporation ("Buyer") and VR-1, Inc., a Delaware corporation ("Seller").

                                       RECITALS

    Seller is engaged in the business of providing Internet connectivity services to subscribers under the service mark "O.N.E." (the "Business"). Buyer desires to purchase and Seller desires to sell certain of the assets of Seller used or useful in connection with the Business.

                                      AGREEMENT

    In consideration of the above recitals and the mutual agreements stated in this Agreement, the parties agree as follows:

SECTION 1.    DEFINITIONS.

    In addition to terms defined elsewhere in this Agreement, the following capitalized terms, when used in this Agreement, will have the meanings set forth below:

    1.1 AFFILIATE. With respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

    1.2 ASSETS. All properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are described on the attached Schedule 1.2, including Intangibles, Seller Contracts, and Equipment specified on such schedule, but excluding any Excluded Assets.

    1.3 BUSINESS. The Internet connectivity business conducted by Seller on the date of this Agreement (but specifically excluding Seller's web site development and services business and Seller's software development business).

    1.4 BUSINESS DAY. Any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado are required or authorized to be closed.

    1.5 CLOSING. The consummation of the transactions contemplated by this Agreement, as described in Section 8, the date of which is referred to as the Closing Date.

    1.6 ENCUMBRANCE. Any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment,

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restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

    1.7 ENVIRONMENTAL LAW. Any Legal Requirement relating to pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

    1.8 EQUIPMENT. All free standing kiosks, servers, modems, electronic devices, test equipment, and other tangible personal property owned or leased by Seller for use in the Business and listed on Schedule 1.2.

    1.9 GAAP. Generally accepted accounting principles as in effect from time to time in the United States of America.

    1.10 GOVERNMENTAL AUTHORITY. (i) The United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like), (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

    1.11 GOVERNMENTAL PERMITS. All franchises, approvals, authorizations, permits, licenses, easements, registrations, qualifications, leases, variances and similar rights obtained from any Governmental Authority.

    1.12 INTANGIBLES. All intangible assets listed on Schedule 1.2 including subscriber lists, rights to kiosk and dispenser placement and design, accounts receivable, claims (excluding any claims relating to Excluded Assets), Intellectual Property, and goodwill, if any, owned or leased by Seller for use in the Business.

    1.13 INTELLECTUAL PROPERTY. All of Seller's rights in and to the trademarks, copyrights, inventions (whether or not patented or patentable) and trade secrets listed on Schedule 1.2.

     1.14 LEGAL REQUIREMENT. Any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or, to the knowledge of Seller, applied by any Governmental Authority, including judicial decisions to which Seller is a party or to the knowledge of Seller applying common law or interpreting any other Legal Requirement.

    1.15 PERSON. Any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

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    1.16 STOCK CONSIDERATION.   A number of shares of Common Stock equal to a
quotient, the numerator of which is 250,000 and the denominator of which is the numerical average of the closing bid price of the Common Stock on the Nasdaq Smallcap market on each Friday between the date of the Company' s initial public offering and the Closing.

    1.17 SUBSCRIBER. Any subscriber to the Internet access service offered by the Business, except for any subscriber who (i) is more than 60 days' delinquent in the payment of any amount in excess of $10 (in the case of Dial-up Subscribers) or $350 (in the case of Dedicated Subscribers), or (ii) was solicited during the 90 day period preceding the Closing by extraordinary promotions or offers of discounts. A "Dial-up Subscriber" is a Subscriber who receives dial-up Internet access from the Business and a "Dedicated Subscriber" is a Subscriber who receives a Internet access from the Company offering higher data transmission rates than available from dial-up access.

    1.18 OTHER DEFINITIONS. The following terms are defined in the Sections indicated:

              TERM                        SECTION
              ----                        -------
         Action                             11.4
         Adjustments Report                 3.3.1
         Assumed Liabilities                4.1
         Buyer Damages                     11.5
         Excluded Assets                    4.2
         Indemnified Party                 11.4
         Indemnifying Party                11.4
         Noncompetition Payment             3.1
         Seller Contracts                   5.8
         Seller Damages                    11.6
         Survival Period                   11.1
         Taking                             7.6.2

SECTION 2.    SALE OF ASSETS.

    2.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller will sell to Buyer, and Buyer will purchase from Seller, all of Seller's rights, titles and interests in, to and under the Assets specified on SCHEDULE 1.2.

SECTION 3.    CONSIDERATION.

         3.1.1 CASH CONSIDERATION. Buyer will pay to Seller at the Closing in immediately available funds total cash consideration of $150,000 (subject to adjustment as provided below). The cash portion of the consideration will be allocated as follows:

              (i)  $1,000 (the "Noncompetition Payment") will be paid on the

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Closing Date in consideration of Seller's covenants under the Noncompetition
Agreement referred to in Section 7.9; and

              (ii) $149,000 (the "Base Cash Consideration") will be paid on the Closing Date in consideration of the sale of the Assets to Buyer.

         3.1.2 STOCK CONSIDERATION. At Closing Buyer shall issue to Seller a number of shares of the Common Stock of Buyer equal to the Stock Consideration.

         3.1.3 SERVICES AGREEMENT. At Closing, Buyer and Seller shall enter into the Services Agreement in the form attached hereto as EXHIBIT A.

    3.2 ADJUSTMENTS TO BASE CASH CONSIDERATION The Base Cash Consideration will be adjusted as follows:

         3.2.1 Adjustments on a pro rata basis as of the Closing Date will be made for all prepaid expenses (to the extent such prepayments may accrue to Buyer's benefit), accrued expenses (including, but not limited to, personal property taxes), and prepaid income, all as determined in accordance with GAAP consistently applied, and to reflect the principle that all expenses and income attributable to the Business for the period prior to the Closing Date are for the account of Seller, and all expenses and income attributable to the Business for the period on and after the Closing Date are for the account of Buyer.

         3.2.2 All advance payments to, or funds of third parties on deposit with, Seller as of the Closing Date, relating to the Business, including advance payments and deposits by subscribers served by the Business will be retained by Seller and credited to the account of Buyer.

         3.2.3 All deposits relating to the Business that are held by third parties as of the Closing Date for the account of Seller or as security for Seller's performance of its obligations (other than with respect to Excluded Assets and any other deposits the full benefit of which will not be available to Buyer following the Closing Date), including deposits on leases and deposits for utilities, will be credited to the account of Seller in their full amounts and will become the property of Buyer.

         3.2.4 There shall be no assignment of or adjustments for accounts receivable as of the Closing Date. Seller shall continue to collect accounts receivable for up to 60 days following the Closing and shall retain payments made for services provided prior to the Closing Date and shall deliver to Buyer payments made for services provided after the Closing Date. Any partial payments made by a Subscriber shall be applied pro rata to the pre-Closing and post-Closing outstanding balances for such Subscriber in proportion to the relative amounts of such balances. Seller shall not make any collection efforts other than the sending of invoices in the ordinary course without the consent of Buyer, which will not be unreasonably withheld.

    3.3 DETERMINATION OF ADJUSTMENTS. Adjustments to the Base Purchase Price will be determined as follows:
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         3.3.1      At least one day before Closing, Seller will deliver to
Buyer a report (the "Adjustments Report"), showing in detail the determination of the adjustments referred to in Section 3.2, which are calculated as of the Closing Date (or as of any other date agreed by the parties) and any documents substantiating the adjustments proposed in the Adjustments Report. The Adjustments Report will include a complete list of Subscribers and a schedule setting forth advance payments and deposits made to or by Seller, as well as accounts receivable information relating to the Business (showing sums due and their respective aging as of the Closing
Date). Seller also will furnish to Buyer its billing report for the most current period as of the Closing Date.

    3.4 ALLOCATION OF CONSIDERATION. The consideration payable by Buyer under this Agreement, excluding the Noncompetition Payment, will be allocated among the Assets as set forth in a schedule furnished by Buyer to Seller not later than 180 days after the Closing Date (or April 1 of the year following the Closing Date if earlier). Buyer and Seller agree to be bound by the allocation and will not take any position inconsistent with such allocations and will file all returns and reports with respect to the transactions contemplated by this Agreement, including all federal, state and local tax returns, on the basis of such allocations.

SECTION 4.    ASSUMED LIABILITIES AND EXCLUDED ASSETS.

    4.1 ASSIGNMENT AND ASSUMPTION. Seller will assign, and Buyer will assume and perform, the Assumed Liabilities, which are defined as: (a) Seller's obligations to Subscribers for (i) Subscriber deposits held by Seller as of the Closing Date and which are refundable, in the amount for which Buyer received credit under Section 3.2, (ii) Subscriber advance payments held by Seller as of the Closing Date for services to be rendered in connection with the Business after the Closing Date, in the amount for which Buyer received credit under Section 3.2 and (iii) the delivery of Internet connectivity service to Subscribers after the Closing Date; and (b) obligations accruing and relating to periods after the Closing Date under Seller Contracts included as part of the Assets. Buyer will not assume or have any responsibility for any liabilities or obligations of Seller other than the Assumed Liabilities. In no event will Buyer assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets.

    4.2 EXCLUDED ASSETS. The Excluded Assets, which will be retained by Seller, will consist of all assets of Seller except the Assets described on
SCHEDULE 1.2. Without limiting the generality of the foregoing, Excluded Assets shall include, without limitation, the following: (a) insurance policies and rights and claims thereunder (except as otherwise provided in Section 7.6.1); (c) bonds, letters of credit, surety instruments and other similar items; (d) cash and cash equivalents; (e) Seller's rights under any agreement governing or evidencing an obligation of Seller for borrowed money; and (f) Seller's rights under any contract, license, authorization, agreement or commitment other than those creating or evidencing Assumed Liabilities.

SECTION 5.    SELLER'S REPRESENTATIONS AND WARRANTIES.

    To induce Buyer to enter into this Agreement, Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing, as follows:

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    5.1  ORGANIZATION AND QUALIFICATION.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business as it is currently conducted. Seller is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on Seller or on the validity, binding effect or enforceability of this Agreement.

    5.2 AUTHORITY AND VALIDITY. Seller has all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Seller of, the performance by Seller of its obligations under, and the consummation by Seller of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Seller. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except insofar as enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

    5.3 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement by Seller will not: (a) violate any provision of the charter or bylaws of Seller; (b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person; or (d) (i) violate, conflict with or constitute a breach of or default under, (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or (iv) result in the creation or imposition of any Encumbrance under, any Seller Contract or any other instrument evidencing any of the Assets or any instrument or other agreement to which Seller is a party or by which Seller or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations as would not, individually or in the aggregate, have a material adverse effect on any of the Assets, the Business or Seller.

    5.4 ASSETS. Seller has good and marketable title to (or, in the case of Assets that are leased, valid leasehold interests in) the Assets . The Assets are free and clear of all Encumbrances of any kind or nature, except Encumbrances disclosed on SCHEDULE 1.2 which will be removed and released at or prior to the Closing. Except as set forth on SCHEDULE 1.2, none of the Equipment is leased by Seller from any other Person. All the Equipment is in good operating condition and repair, ordinary wear and tear excepted and is suitable and adequate for continued use in the manner in which it is presently used.

    5.5 COMPLIANCE WITH LAW. The ownership, leasing and use of the Assets as they are currently owned, leased and used and the conduct of the Business as it is currently conducted do not violate any Legal Requirement, which violation, individually or in the

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aggregate, would have a material adverse effect on the Business or Seller.
Seller has received no notice claiming a violation by Seller or the Business of any Legal Requirement applicable to Seller or the Business as it is currently conducted and to Seller's best knowledge, there is no basis for any claim that such a violation exists.

    5.6 LEGAL PROCEEDINGS. Except as set forth on SCHEDULE 5.6, there is no judgment or order outstanding, or any action, suit, complaint, proceeding or investigation by or before any Governmental Authority or any arbitrator pending, or to Seller's best knowledge, threatened, involving or affecting all or any part of the Assets.

    5.7 CUSTOMERS AND SUPPLIERS. Seller's relations with its customers and suppliers are good and there are no pending or threatened claims or controversies with any customer or supplier that is material to the Assets or the Business except as set forth on SCHEDULE 5.7.

    5.8 SELLER CONTRACTS. SCHEDULE 5.8 contains a true and complete list of all contracts, agreements, arrangements or understandings (the "Seller Contracts") to which Seller is a party or by which Seller is bound or to which any of the Assets are subject, other than any which are entered into with unaffiliated third parties in the ordinary course of business which are
(i) not material to the conduct of the Business, (ii) which are terminable without payment of premium or penalty at will or upon not more than 30 days' notice, which impose monetary obligations not in excess of $5,000 and which impose no material non-monetary obligations. Except as set forth on SCHEDULE 5.8, none of the Seller Contracts listed or described on SCHEDULE 5.8 has been amended nor has Seller waived any right thereunder. Seller has provided Buyer with true, complete and correct copies of each of the Seller Contracts described on SCHEDULE 5.8 that are written and true, complete and correct written summaries of the Seller Contracts listed or described on SCHEDULE
5.8 that are oral. Except as set forth on SCHEDULE 5.8, (A) Seller has performed all obligations required to be performed by it to date under the Seller Contracts, (B) neither Seller nor, to the best of Seller's knowledge, any other party to any Seller Contract has improperly terminated or is in breach or default under such Seller Contract, (C) there exists no condition or event which , after the giving of notice or lapse of time or both, would constitute any such breach, termination or default, (D) each of the Seller Contracts is in full force and effect and is a legal, binding and enforceable obligation of Seller and, to the best of Seller's knowledge, each of the other parties to the Seller Contracts, and (E) none of the Seller Contracts is presently being renegotiated, either in whole or in part.

    5.9 SUBSCRIBERS. As of the Closing Date, the Business will have no fewer than 763 Dial-up Subscribers and no fewer than 35 Dedicated Subscribers.

    5.10 FINDERS AND BROKERS.   Seller has not employed any financial
advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Buyer could be liable.

     5.11 DISCLOSURE. No representation or warranty by Seller in this Agreement or

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in any Schedule or Exhibit to this Agreement, or any statement, list or certificate furnished or to be furnished by Seller pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which made.

     5.12 SECURITIES ACT. Seller is acquiring the Stock Consideration for investment only with no view to a distribution thereof. Seller has had an opportunity to ask questions of senior management of Buyer and has been provided copies of Buyer's Prospectus dated September 5, 1996, and its quarterly report on Form 10Q for the period ended September 30, 1996. Buyer is an accredited investor as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Buyer acknowledges that the Stock consideration may not be sold or transferred without registration under the 1933 Act and applicable state law unless an exemption therefrom is available, and agrees that certificates representing the Stock Consideration may bear a legend to the foregoing effect.

SECTION 6.    BUYER'S REPRESENTATIONS AND WARRANTIES.

    To induce Seller to enter into this Agreement, Buyer represents and warrants to Seller, as of the date of this Agreement and as of the Closing, as follows:

    6.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. Buyer is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on Buyer or on the validity, binding effect or enforceability of this Agreement.

    6.2 AUTHORITY AND VALIDITY. Buyer has all requisite corporate power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, except insofar as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies.

    6.3 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement by Buyer will not: (a) violate any provision of the charter or bylaws of Buyer;

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(b) violate any Legal Requirement; (c) require any consent, approval or authorization of, or any filing with or notice to, any Person; or (d) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension, modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, or (iv) result in the creation or imposition of any Encumbrance under, any instrument or other agreement to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except for purposes of this clause (d) such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on Buyer or on the validity, binding effect or enforceability of this Agreement.

    6.4  FINDERS AND BROKERS.   Buyer has not employed any financial advisor,
broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller could be liable.

SECTION 7.    ADDITIONAL COVENANTS.

    7.1 ACCESS TO PREMISES AND RECORDS. Between the date of execution and delivery of this Agreement and the Closing Date, Seller will give Buyer and its representatives full access at reasonable times to all the premises and books and records of the Business and to all the Assets and will furnish to Buyer and its representatives all information regarding the Business and the Assets as Buyer may from time to time reasonably request. Notwithstanding any investigation that Buyer may conduct of the Business and the Assets, Buyer may fully rely on Seller's representations, warranties, covenants and indemnities, which will not be waived or affected by or as a result of such investigation; provided that Buyer shall promptly notify Seller of any breach or potential breach of Seller's representations, warranties, covenants or indemnities of which Buyer has actual knowledge.

    7.2 CONTINUITY AND MAINTENANCE OF OPERATIONS; FINANCIAL STATEMENTS. Except as Buyer may otherwise agree in writing, until the Closing:

         7.2.1 Seller will continue to operate the Business in the ordinary course consistent with past practices and will use commercially reasonable efforts to preserve any beneficial business relationships with customers, suppliers and others having business dealings with Seller relating to the Business. Without limiting the generality of the foregoing, Seller will maintain the Assets in good condition and repair, will maintain adequate inventories of spare Equipment consistent with past practice, will maintain insurance as in effect on the date of this Agreement and will keep all of its business books, records and files in the ordinary course of business in accordance with past practices. Seller will not itself, and will not permit any of its officers, directors, shareholders, agents or employees to, pay any of Seller's subscriber accounts receivable (other than for their own residences) prior to the Closing Date. Seller will continue to implement its procedures for disconnection and discontinuance of service to subscribers whose

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accounts are delinquent in accordance with those in effect on the date of this Agreement.

         7.2.2       Seller will not, without the prior written consent of
Buyer: (a) change the rate charged for Internet connectivity services; (b) sell, transfer or assign any of the Assets or permit the creation of any Encumbrance on any Asset; (c) permit the amendment or cancellation of any of the Governmental Permits, Seller Contracts or any other contract or agreement (other than those constituting Excluded Assets) which affects or is applicable to the Business; (d) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to the Business involving an expenditure in excess of $1,000; or (e) take or omit to take any action that would cause Seller to be in breach of any of its representations or warranties in this Agreement.

    7.3 LEASED EQUIPMENT. Except as specified on SCHEDULE 7.3, Seller will pay the remaining balances on any leases for Equipment and deliver title to such Equipment free and clear of all Encumbrances (other than Permitted Encumbrances) to Buyer at the Closing.

    7.4 NO SHOPPING. None of Seller, its shareholders or any agent or representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (a) solicit or initiate the submission of proposals or offers from any Person for, (b) participate in any discussions pertaining to or (c) furnish any information to any Person other than Buyer relating to, any direct or indirect acquisition or purchase of all or any portion of the Assets.

    7.5 NOTIFICATION OF CERTAIN MATTERS. Seller will promptly notify Buyer of any fact, event, circumstance or action (a) which, if known on the date of this Agreement, would have been required to be disclosed to Buyer pursuant to this Agreement or (b) the existence or occurrence of which would cause any of Seller's representations or warranties under this Agreement not to be correct and complete.

    7.6  RISK OF LOSS; CONDEMNATION.

         7.6.1 Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage involves any material portion of the Business, Seller will immediately notify Buyer of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller either (i) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with terms of this Agreement or (ii) terminate this Agreement. If Buyer elects so to terminate this Agreement, Buyer and Seller will be discharged of any and all obligations hereunder. If Buyer elects to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, there will be no adjustment in the consideration payable to Seller on account of such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered by Seller to Buyer, or the rights to such proceeds will be

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

assigned by Seller to Buyer if not yet paid over to Seller, and Seller will pay to Buyer (or Buyer may withhold from the Base Purchase Price) an amount equal to the difference between the amount of such insurance proceeds and the full replacement cost of the damaged or lost Assets.

         7.6.2 If, prior to the Closing, any part of or interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn all or any part of the Assets (such event being called, in either case, a "Taking"), then Buyer may terminate this Agreement. If Buyer does not elect to terminate this Agreement, then (a) Buyer will have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Seller will be relieved of its obligation to convey to Buyer the Assets or interests that are the subject of the Taking,
(c) at the Closing Seller will assign to Buyer all of Seller's rights to all damages payable with respect to such Taking and will pay to Buyer all damages previously paid to Seller with respect to the Taking and (d) following the Closing, Seller will give Buyer such further assurances of such rights and assignment with respect to the taking as Buyer may from time to time reasonably request.

    7.7 TRANSFER TAXES. Seller will be responsible for the payment of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority with respect to the transfer of any of the Assets pursuant to this Agreement.

    7.8 ADDITIONAL AGREEMENTS. At the Closing, the parties will execute and deliver:
    a)   a  Services Agreement in the form of EXHIBIT  A;
    b)   a Noncompetition Agreement in the form of EXHIBIT B;
    c)   a Registration Rights Agreement in the form of EXHIBIT C;
    d)   a License Agreement in the form of EXHIBIT  D;
    e)   a Domain Name Assignment in the form of EXHIBIT  E;
    f)   an Assignment and Assumption of Contracts in the form of EXHIBIT  F;
         and
    g)   a Bill of Sale in the form of EXHIBIT G.

    On the day of the Closing, Seller will deliver to each Subscriber by first class U.S. mail a letter in the form EXHIBIT H.

    7.9 SATISFACTION OF CONDITIONS. Each party will use its best efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in Section 9, provided that Buyer will not be required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities.

    7.10 SECURITIES LAWS. Buyer covenants that it will file the reports required to be filed by it under all applicable state and federal securities laws and the rules and regulations adopted thereunder and, at all times will take such further action as Buyer may reasonably request, all to the extent required from time to time to enable Seller to sell the shares issued to Seller as Stock Consideration without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 of the 1933 Act, as such rule may be amended from time to time or
(b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Seller, Buyer will deliver to Seller a written statement as to whether it has complied with such information and requirements.

    7.11 CONFIDENTIALITY. Neither party will issue any press release or make any other public announcement regarding this Agreement or the transactions contemplated hereby without the consent of the other party. Each party will hold, and will cause its employees, consultants, advisors and agents to hold, in confidence, the terms of this Agreement and any non-public information concerning the other party obtained pursuant to this Agreement. Notwithstanding the preceding, a party may disclose such information to the extent required by any Legal Requirement (including disclosure requirements under federal and state securities laws), but the party proposing to disclose such information will first notify and consult with the other party concerning the proposed disclosure, to the extent reasonably feasible. Each party also may disclose such information to employees, consultants, advisors, agents and actual or potential lenders whose knowledge is necessary to facilitate the consummation of the transactions contemplated by this Agreement. Each party's obligation to hold information in confidence will be satisfied if it exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information, but not less than reasonable care.

    7.12 POST-CLOSING TRANSITIONAL MATTERS. Following the Closing, Seller will provide, without additional cost to Buyer, except as provided below, such assistance as is reasonably requested by Buyer in order to effect an orderly transition in the ownership and operation of the Assets. Such assistance will include commercially reasonable efforts to provide or do the following:

         a)   SELLER SERVICES
              For up to 60 days following Closing:

              i) Seller shall continue to provide its billing services for the Subscribers;

              ii) Seller shall remit to Buyer amounts collected from the previous billing cycle for access services provided after Closing, less any pro rata amounts due Seller as provided in
              Section 3.2.4;

              iii) Seller shall use commercially reasonable efforts to cooperate with Buyer in attempting to obtain roof access rights from Seller's landlord in order to install Buyer's antenna;

              iv) Seller shall use reasonable efforts to cooperate with Buyer in attempting to establish point of presence for wireless and direct connect Subscribers;

              v) CIRCUIT SERVICE. Attached hereto as Schedule 7.12 is a list of all the telephone circuit service contracts used by Seller in connection with the business (the "Circuits"). Seller shall not assign the Circuits to Buyer at Closing but shall, for a period not exceeding 60 days after Closing, act as Buyer's agent with respect to maintaining the Circuits for Buyer's use. Seller's obligation to act as agent for Buyer with respect to the Circuits shall be conditioned on Buyer's prompt reimbursement to Seller of all costs and expenses of Seller associated therewith and upon a default by Buyer to promptly reimburse Seller for such costs and expenses, Seller shall have the right to terminate the Circuits if Buyer fails to cure such default within five days after Seller has provided written notice thereof. Buyer shall give Seller written notice of its intent to terminate the Circuits and shall thereafter pay Seller for all costs and expense of the Circuits from January 15, 1997 until termination of the Circuits.

    For up to 30 days following Closing:

              vi) Seller shall accompany Buyer as reasonably requested by Buyer to introduce Buyer personnel to Dedicated Subscribers and participate in on-site visits to Dedicated Subscribers in order to, inter alia, address issues related to transition of service and co-located Subscriber equipment. Such services in this subsection (vi) shall be limited to a total of 40 hours within such 30 day period. Additional assistance may be provided upon payment to Seller and mutual agreement of the parties;

              vii) Seller shall provide point of presence for the Business. If Buyer requires additional point of presence services from Seller, Seller shall provide such services for up to an additional 30 days at the rate of $3,000 per month, pro rated for actual days elapsed;

              viii) Seller shall assist Buyer with troubleshooting access issues during Seller's normal business hours and at Seller's principal place of business;

    For the time periods specified below:

              ix) Seller shall, for the first two days following Closing, continue to staff Subscriber telephone support lines from 8am to 6pm; for the next eight Business Days, Seller shall staff Subscriber telephone support lines from 8am to 5pm. Upon the expiration of such period, Seller's Subscriber telephone support number shall be permanently forwarded to Buyer and Seller shall provide one of its employees at Buyer's Colorado Springs support facility for the next five Business Days from 8am to 5pm.

         b) WEB SITE COOPERATION. Buyer and Seller will cooperate to modify and effect the orderly transition of Seller's Web Site found at www.netone.com (the "ONE Web Site"). The front page of the Web Site will be modified to inform users regarding changes in access services and will provide links to Buyer's home page. Seller will maintain the ONE Web Site and the links that refer to Seller's web services. Once Seller has established a new name for its web services business, Seller will move web services content from the ONE Web Site to a new site and the ONE Web Site will be maintained for 60 days and will have links to Buyer for access services and links to Seller for web services.

         c) NO EMPLOYEE SOLICITATION. For a period of one year after Closing, without the prior written consent of Seller, Buyer shall not solicit or attempt to solicit any employee of Seller to terminate his or her employment.

SECTION 8.    CLOSING.

    The Closing will be held on a date acceptable to both Buyer and Seller that is within 15 days after all conditions to the Closing contained in this Agreement (other than those based on acts to be performed at the Closing) have been satisfied or waived.

SECTION 9.    CONDITIONS TO CLOSING.

    9.1 CONDITIONS TO THE OBLIGATIONS OF BUYER AND SELLER. The obligations of each party to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date of each of the following conditions:

         9.1.1 No action, suit or proceeding is pending or threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (a) prohibit Buyer's ownership or operation of all or a material portion of the Business or the Assets, (b) compel Buyer to dispose of or separate all or a material portion of the Business or the Assets as a result of any of the transactions contemplated by this Agreement or (c) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

    9.2 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

         9.2.1 All representations and warranties of Seller contained in this Agreement are, if specifically qualified by materiality, true in all respects and, if not so qualified, are true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

         9.2.2 Seller in all material respects has performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

         9.2.3 Seller has executed (or caused to be executed) and delivered to Buyer each of the documents required by SECTION 7.8;

         9.2.4 No action, proceeding or investigation has been instituted or threatened prior to Closing which would, if determined adversely to Buyer's interest, materially impair the ability of Buyer to realize the benefits of the transactions contemplated by this Agreement;

         9.2.5 Seller has delivered releases, in form satisfactory to Buyer, of all Encumbrances affecting any of the Assets;

          9.2.6 Seller has delivered an Adjustment Report which is reasonably satisfactory to Buyer; and

         9.2.7 Seller has delivered to Buyer: (a) a certificate, dated the Closing Date, signed by Seller's chief executive officer, stating that to his knowledge, the conditions set forth in Sections 9.2.1 and 9.2.2 are satisfied; and (b) such other documents as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

    9.3 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver by Seller, to the extent permitted by applicable law, at or prior to the Closing Date, of each of the following conditions:

         9.3.1 All representations and warranties of Buyer contained in this Agreement are, if not specifically qualified by materiality, true and correct in all respects and, if so qualified, are true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         9.3.2 Buyer in all material respects has performed and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

         9.3.3 Buyer has executed and delivered to Seller each of the documents required by Section 7.8.

         9.3.4 Buyer has delivered to Seller the following: (a) a certificate, dated the Closing Date, signed by an executive officer of Buyer, stating that to his or her knowledge, the conditions set forth in Sections
9.3.1 and 9.3.2, are satisfied; and (b) such other documents as Seller may reasonably request in connection with the transactions contemplated by this Agreement.

    9.4 WAIVER OF CONDITIONS. Any party may waive in writing any or all of the conditions to its obligations under this Agreement.

SECTION 10.   TERMINATION.

    10.1 EVENTS OF TERMINATION. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

         (a)  by the mutual written consent of Buyer and Seller;

         (b) by either party, if the transactions contemplated by this Agreement to take place at the Closing have not been consummated by _________, 199__, for any reason other than (i) a breach or default by such party in the performance of any of its obligations under this Agreement or
(ii) the failure of any representation or warranty of such party to be accurate;

         (c) by either party in the event of a material breach or default by the other party under this Agreement;

         (d) by either party if any court or governmental authority of competent jurisdiction shall have issued an order or judgment or taken any other action restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement.

    10.2 LIABILITIES IN EVENT OF TERMINATION. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party prior to the date of termination with respect to any of its representations, warranties, covenants or agreements contained in this Agreement.

    10.3 PROCEDURE UPON TERMINATION. In the event of the termination of this Agreement by Buyer or Seller pursuant to this Section 10, notice of such termination will promptly be given by the terminating party to the other.

SECTION 11.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION.

    11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION. The representations and warranties and indemnification of Seller in this Agreement and in the documents and instruments to be delivered by  Seller pursuant to this
Agreement will survive until the first anniversary of the Closing Date, except that (a) all such representations and warranties and indemnities with respect to any federal, state or local taxes will survive until the expiration of the applicable statute of limitations (including any
extensions) for such federal, state or local taxes, respectively.   The
representations and warranties and indemnities of Buyer in this Agreement and in the documents and instruments to be delivered by Buyer pursuant to this Agreement will survive until the first anniversary of the Closing Date. The periods of survival of the representations and warranties prescribed by this
Section 11.1 are referred to as the "Survival Period." The liabilities of the parties under their respective representations and warranties will expire as of the expiration of the applicable Survival Period; provided, however, that such expiration will not include, extend or apply to any representation or warranty, the breach of which has been asserted by a party in a written notice to the other party before such expiration or about which a party has given the other party written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The Survival Period for a party's indemnification obligations hereunder shall not apply to the extent a claim for indemnification arises out of the other party's fraudulent or intentional acts or its gross negligence. The covenants and agreements of the parties in this Agreement and in the other documents and instruments to be delivered by Seller or Buyer pursuant to this Agreement will survive the Closing and will continue in full force and effect without limitation.

    11.2 INDEMNIFICATION BY SELLER. Seller will indemnify, defend and hold harmless Buyer and its shareholders and its and their respective Affiliates, and the shareholders, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against:

         (a) all losses, damages, liabilities, deficiencies or obligations of or to Buyer or any such other indemnified Person resulting from or arising out of (i) any breach of any representation or warranty made by Seller in this Agreement, (ii) any breach of any covenant, agreement or obligation of Seller contained in this Agreement, (iii) any act or omission of Seller with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Date, without regard to whether a claim with respect such matter is asserted before or after the Closing Date, and (iv) any claim that the transactions contemplated by this Agreement violate any bulk transfer or fraudulent conveyance laws of any applicable jurisdiction; and

         (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

    11.3 INDEMNIFICATION BY BUYER. Buyer will indemnify, defend and hold harmless Seller and Seller's shareholders, directors, officers, employees, agents, successors and assigns, from and against:

         (a) all losses, damages, liabilities, deficiencies or obligations of or to Seller or any such other indemnified Person resulting from or arising out of (i) any breach of any representation or warranty made by Buyer in this Agreement, (ii) the breach of any covenant, agreement or obligation of Buyer contained in this Agreement (iii) any act or omission of Buyer with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the Business, which act, omission, event or circumstance occurred or existed (other than as a result of Seller's actions) subsequent to the Closing Date, or (iv) the failure by Buyer to perform any of its obligations in respect of the Assumed Liabilities; and

         (b) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

    11.4 THIRD PARTY CLAIMS. Promptly after the receipt by any party of notice of any claim, action, suit or proceeding by any Person who is not a party to this Agreement (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 11, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section 11 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section 11.4. No Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party or (B) in the case of any Action relating to the Indemnified Party's liability for any tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

    11.5 LIMITATIONS ON INDEMNIFICATION - SELLER.
         (a) Seller will not be liable for indemnification arising solely under Section 11.2 for (a) any losses, damages, liabilities, deficiencies or obligations of or to Buyer or any other person entitled to indemnification from Seller or (b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section 11.5 as "Buyer Damages") unless the amount of Buyer Damages for which Seller would, but for the provisions of this
Section 11.5, be liable exceeds, on an aggregate basis, $5,000, in which case Seller will be liable for all such Buyer Damages, which will be due and payable within 15 days after Seller's receipt of a statement therefor.

         (b) Except for any Buyer Damages arising out of Seller's fraudulent or intentional acts or gross negligence, Seller's liability for Buyer Damages under this Agreement shall be limited to a maximum of $400,000. For any Buyer's Damages in excess of $150,000, Seller shall have the option to pay such excess by transfer to Buyer of shares of Common Stock that were issued to Seller as Stock Consideration hereunder. Seller shall receive a credit for such shares equal to the closing bid price of Buyer's Common Stock on the Nasdaq Smallcap market on the last Business Day immediately preceding the date of payment by transfer of such shares, but in no event will Seller receive a credit for such shares of less than the price per share established at Closing to calculate the Stock Consideration. Seller may elect to pay excess Buyer Damages in cash rather than stock.

    11.6 LIMITATIONS ON INDEMNIFICATION - BUYER. Buyer will not be liable for indemnification arising solely under Section 11.3(a)(i) for (a) any losses, damages, liabilities, deficiencies or obligations of or to Seller or any other person entitled to indemnification from Buyer or (b) any claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section 11.6 as "Seller Damages") unless the amount of Seller Damages for which Buyer would, but for the provisions of this Section 11.6, be liable exceeds, on an aggregate basis, $5,000, in which case Buyer will be liable for all such Seller Damages, which will be due and payable within 15 days after Buyer's receipt of a statement therefor.

SECTION 12.   MISCELLANEOUS.

    12.1 PARTIES OBLIGATED AND BENEFITED. Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that Buyer may, without the consent of any other party, assign or delegate its rights and obligations under this Agreement to any of its Affiliates, and such assignee will be substituted for Buyer under this Agreement as though it were the original party to this Agreement; provided that Buyer shall not be released from its obligations under this Agreement upon any such assignment.

    12.2 NOTICES. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

         To Buyer at:

              Rocky Mountain Internet, Inc.
              1099 18th Street, 30th Floor
              Denver, CO 80202
              Attention: Kevin Loud
              Telecopy: (303) 672-0711

         With a copy to:
              Sherman & Howard L.L.C.
              633 Seventeenth Street, Suite 3000
              Denver, Colorado 80202
              Attention: Stephen S. Halasz, Esq.
              Telecopy: (303) 298--940

         To Seller at:

              VR-1, Inc.
              4888 Pearl East Circle, Suite 101
              Boulder, CO 80301
              Attention:  Vice President
              Telecopy:  303-444-2797

         With a copy to:

              Holme Roberts & Owen LLP

              1401 Pearl Street, Suite 400
              Boulder, CO 80302
              Attention: Patrick K. Perrin, Esq.
              Telecopy: (303) 444-1063

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 12.2. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

    12.3 ATTORNEYS' FEES. Subject to applicable limitations in Sections 11.1, 11.5 and 11.6, in the event of any action or suit based upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other party.

    12.4 RIGHT TO SPECIFIC PERFORMANCE. Seller acknowledges that the unique nature of the Assets to be purchased by Buyer pursuant to this Agreement renders money damages an inadequate remedy for the breach by Seller of its obligations under this Agreement, and Seller agrees that in the event of such breach, Buyer will upon proper action instituted by it and relief awarded to it by a court of competent jurisdiction, be entitled to a decree of specific performance of this Agreement.

    12.5 WAIVER. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.


    12.6 CAPTIONS. The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

    12.7 CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES UNDER IT WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF COLORADO.

    12.8 TERMS. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

    12.9 RIGHTS CUMULATIVE. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law, subject to the limitations under Sections 11.1, 11.5 and 11.6.

    12.10 FURTHER ACTIONS. Seller and Buyer will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

    12.11 TIME. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

    12.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

    12.13 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

    12.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

    12.15 CONSTRUCTION. This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

    12.16 EXPENSES. Except as otherwise expressly provided in this Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

    The parties have executed this Agreement as of the day and year first above written.

                             Seller:
                             VR-1, INC.

                                   By:  /s/ LARRY BECKER
                                        -----------------------------------
                                   Name:  Larry Becker
                                   Title: CEO

                                   Buyer:
                                   ROCKY MOUNTAIN INTERNET, INC.

                                   By:  /s/ ROY DIMOFF
                                   --------------------------------------------
                                   Name:  Roy Dimoff
                                   Title: CEO

                                       Exhibits


Exhibit A          Services Agreement                  Section 3.1.3

Exhibit B          Noncompetition Agreement            Section 7.8

Exhibit C          Registration Rights Agreement       Section 7.8

Exhibit D          License Agreement                   Section 7.8

Exhibit E          Domain Name Assignment              Section 7.8

Exhibit F          Assignment and Assumption
                   of Contracts                        Section 7.8

Exhibit G          Bill of Sale                        Section 7.8

Exhibit H          Subscriber Letter                   Section 7.8

                                      EXHIBIT A

                                                                     EXHIBIT A
                               SERVICES AGREEMENT

    This Services Agreement ("Agreement") is made as of January 22, 1997, by and between VR-1, Inc., a Delaware corporation ("VR-1"), and Rocky Mountain Internet, Inc., a Delaware corporation ("RMI").

                                     RECITALS

    A. Pursuant to an agreement between VR-1 and RMI of even date herewith, (the "Asset Purchase Agreement"), RMI has agreed to purchase certain assets of VR-1.

    B. As partial consideration for the Asset Purchase Agreement, RMI has agreed to provide certain services to VR-1.

                                    AGREEMENT

    For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

    1. SERVICES TO BE PERFORMED. To the extent that VR-1 may reasonably request, RMI will provide to VR-1 its standard Internet access services, including dial-up accounts, dedicated accounts, software solutions and World-Wide Web services, along with such custom or special Web design services as VR-1 may reasonably request. RMI shall value its services provided to VR-1 under this Agreement at not more than the lowest prices paid for similar services by other customers.

    2.   RECORDS. RMI will maintain reasonably complete accounting records
with respect to its provision of services pursuant to this Agreement.   RMI
will provide VR-1 a statement of account at least monthly. Amounts properly invoiced will, subject to paragraph 3, be due and payable thirty days after the invoice date, and will accrue interest on amounts not paid within 30 days at the rate of 14% per annum.

    3. PAYMENT FOR SERVICES. VR-1 may pay RMI for services by transferring to RMI shares of RMI's Common Stock that were issued to VR-1 as Stock Consideration under the Asset Purchase Agreement (a "Stock Payment"). VR-1 shall receive a credit for such shares equal to the closing bid price of RMI's Common Stock on the Nasdaq Smallcap market on the last Business Day immediately preceding the date of payment by transfer of such shares, but in no event shall VR-1 receive a credit for such shares of less than the price per share established at Closing of the Asset Purchase Agreement to calculate the Stock Consideration. VR-1 may, at its election, pay cash for the services at any time. VR-1 may make Stock Payments no more frequently than once per month and in increments of no less than 5,000 shares (if the value of shares tendered in any Stock Payment exceeds the amount then due under this Agreement, such excess will be creditied against future payments). No Stock Payments will be made in any fraction of a share. The aggregate value of all Stock Payments made hereunder may not exceed $175,000 (with each Stock Payment valued for such purposes at its valuation when made in accordance with the preceding provisions of this paragraph).

    4. TERM; CONVERSION. The term of this Agreement will begin on the date of this Agreement and will continue until 5 years elapse from the date of this Agreement or until earlier terminated by written notice from VR-1 to RMI.

    5. WARRANTY; LIMITATIONS. RMI REPRESENTS AND WARRANTS THAT IT WILL USE REASONABLE CARE IN THE PROVISION OF INTERNET ACCESS, EQUIPMENT, SYSTEMS OR SERVICES TO VR-1, BUT MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED (INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, RMI WILL NOT BE LIABLE FOR ANY FAILURE TO FUNCTION OF ANY INTERNET ACCESS, EQUIPMENT, SYSTEMS OR SERVICES PROVIDED TO VR-1 IF SUCH FAILURE IS NOT ATTRIBUTABLE TO A LACK OF REASONABLE CARE ON THE PART OF RMI. IT IS EXPRESSLY AGREED THAT NEITHER VR-1 NOR RMI WILL UNDER ANY CIRCUMSTANCES BE LIABLE HEREUNDER FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OR FOR ANY CLAIM FOR LOSS OF BUSINESS PROFITS OR GOODWILL.

    6.   MISCELLANEOUS.

    6.1 ASSIGNMENT AND DELEGATION. No party may assign this Agreement or any right accruing hereunder, or delegate its performance hereunder in whole or in part, without the prior consent of the other, which shall not be unreasonably withheld. Notwithstanding the foregoing, (i) either party may assign this Agreement to its Affiliate or make a collateral assignment of this Agreement without the prior written consent of the other party and (ii) either party may assign this Agreement to any successor or any person that acquires all or substantially all of the assets of such party, provided that such assignment shall not relieve the assigning party of liability for any failure by the assignee to perform its obligations hereunder.

    6.2 AMENDMENT. This Agreement may be amended at any time by a written instrument executed by all parties.

    6.3 GOVERNING LAW. This Agreement will be governed by the laws of the State of Colorado without regard to such jurisdiction's rules regarding conflicts of laws.

    6.4 ATTORNEYS' FEES. If any party commences an action because of the breach of or to enforce any of the terms of this Agreement, the prevailing party will be entitled to all costs and expenses associated with such action, including reasonable attorneys' fees.

    6.5 BINDING EFFECT. Except as otherwise provided in this Agreement, this Agreement will be binding upon, and will inure to the benefit of, the parties and their respective successors and permitted assignees.

    6.6 WAIVER. No consent or waiver, express or implied, by a party of any breach or default by the other party in the performance of its obligations under this Agreement will be deemed to be a consent to or waiver of any further or other breach or default by such other party.

    6.7 NOTICES. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:


         To RMI at:

              Rocky Mountain Internet, Inc.
              1099 18th Street, 30th Floor
              Denver, CO 80202
              Attention: Kevin Loud
              Telecopy: (303) 672-0711

         With a copy to:

              Sherman & Howard L.L.C.
              633 Seventeenth Street, Suite 3000
              Denver, Colorado 80202
              Attention: Stephen S. Halasz, Esq.
              Telecopy: (303) 298--940

         To VR-1 at:

              VR-1, Inc.
              4888 Pearl East Circle, Suite 101
              Boulder, CO 80301
              Attention:  Vice President
              Telecopy:  303-444-2797

         With a copy to:

              Holme Roberts & Owen LLP
              1401 Pearl Street, Suite 400
              Boulder, CO 80302
              Attention: Patrick K. Perrin, Esq.
              Telecopy: (303) 444-1063

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 6.7. All notices will be deemed to have been received on the date of delivery or on the third Business Day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

    6.8 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to its subject matter.

    6.9 SEVERABILITY. Each provision of this Agreement will be considered severable. If for any reason any provision of this Agreement is determined to be invalid, such invalidity will not impair the operation or affect the other provisions of the Agreement, and the remainder of this Agreement will continue in effect.

    6.10 COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, and all of such counterparts, when taken together, will be deemed to constitute the original of this Agreement.

    6.11 HEADINGS. The section and other headings contained in this Agreement are inserted only as a matter of convenience and in no way affect the scope or meaning of this Agreement.

    6.12 NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended to, and will not be construed to, create any right enforceable by any Person not a party to this Agreement, including any creditor or employee of a party, except as specifically referenced.

    This Agreement is signed by the parties as of the date first written above.

VR-1, INC.                             ROCKY MOUNTAIN INTERNET, INC.
a Delaware corporation                 a Delaware corporation



By:    /s/ Larry Becker               By:       /s/ Kevin Loud
       --------------------------               -----------------------------
Name:  Larry Becker                   Name:     Kevin Loud
Title: CEO                            Title:    Vice President

                                    EXHIBIT B

                                                                      EXHIBIT B
                              NON-COMPETITION AGREEMENT

    This Non-Competition Agreement (this "Agreement") dated January 22, 1997, is between Rocky Mountain Internet, Inc. a Delaware corporation ("Buyer") and VR-1, Inc., a Delaware corporation ("Seller").

                                     RECITALS

    A. Seller and Buyer are parties to an Asset Purchase Agreement dated as of January 22, 1997 (the "Asset Purchase Agreement"), pursuant to which Buyer is purchasing, contemporaneously with the execution and delivery of this Agreement, certain assets owned or leased by Seller in connection with the Internet services business operated by Seller. The Asset Purchase Agreement requires the execution and delivery of this Agreement in connection with the closing of the transactions contemplated by the Asset Purchase Agreement.

                                     AGREEMENT

    In consideration of the foregoing recitals and to induce Buyer to enter into the Asset Purchase Agreement, Buyer and Seller agree as follows:

    1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, whenever used in this Agreement the following terms shall have the meanings set forth below:

         (a) "AFFILIATE" means, with respect to any person, (i) any other person controlling, controlled by or under common control with such person, and (ii) any director or executive officer of such person. For purposes of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         (b) "BUSINESS" means the Internet connectivity business conducted by Seller on the date of this Agreement (but specifically excluding Seller's web site development and services business and Seller's software development business).

         (c) "BUSINESS AREA" means the State of Colorado.

         (d) "PERSON" means any natural person, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government (including any governmental department, body or agency) or other legal entity.

         Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Asset Purchase Agreement.

    2. REPRESENTATIONS. Seller represents that it is not subject to any agreement, restriction, lien, encumbrance, or assignment of any right, title or interest to any person, limiting in any way the scope of this Agreement or in any way inconsistent with this Agreement, and will not after the date of this Agreement enter into or grant to any person any of the same.

    3. RESTRICTIONS. Seller acknowledges that upon the consummation of the transactions contemplated by the Asset Purchase Agreement, Buyer intends to conduct the Business and shall own the Assets, both tangible and intangible (including goodwill), used in and incident to the conduct of the Business. Accordingly, and in consideration of the execution, delivery and performance of the Asset Purchase Agreement by Buyer, Seller agrees that:

         (a) For a period of five years after the date of this Agreement, neither Seller nor its Affiliates will, within any part of the Business Area, engage, directly or indirectly, as partner, proprietor, stockholder or other owner of a voting, equity or profits interest (including without limitation any option or right to acquire such voting, equity or profits interest), director, officer, employee, consultant, agent or in any other representative or individual capacity, or as the owner of indebtedness, in any business that is competitive with the Business; provided however that nothing in this Agreement shall prohibit the Seller or its Affiliates from "beneficially owning" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act")) equity securities or interests of or in another corporation, partnership, joint venture, business trust or other business organization or association engaged in an activity that, if engaged in by the Seller or its Affiliates, would be prohibited by the first clause of this sentence, so long as the equity securities or interests so owned in the aggregate by Seller and its Affiliates do not represent, in the aggregate, more than 15% of the aggregate voting power of all outstanding equity securities or interests of the issuer thereof.

         (b) So long as any of the restrictions set forth in Section 3(a) apply, without the prior written consent of Buyer, Seller will not solicit or attempt to solicit any employee of Buyer or any Affiliate of Buyer to terminate his or her employment.

         (c) For a period of twelve months following the date of this Agreement, Seller shall not communicate with any Subscriber (as defined in the Asset Purchase Agreement) regarding the transactions contemplated by the Asset Purchase Agreement, nor will Seller directly solicit any Subscriber to purchase web services from Seller without Buyer's prior written consent. The foregoing restrictions (i) shall not prohibit Seller from providing web services to any Subscriber if such transaction is solicited by the Subscriber and (ii) shall not apply to any current web service customers of Seller. During such 12 month period, Buyer shall not directly solicit any of Seller's web service customers, as identified on Exhibit A attached hereto, to use or change to Buyer's web services, however, Buyer shall be permitted to provide web services to any current web service customer of Seller if such services are solicited solely by the customer. Notwithstanding this Section 3(c), Seller shall be permitted to contact Dedicated Subscribers by letter to inform them of the new name of Seller's web service business. The form and content of such letter shall be subject to the prior approval of Buyer, which approval shall not be unreasonably withheld or delayed.

         (d) The parties agree that the restrictions on the Seller's activities imposed under Section 3 of this Agreement are reasonable with respect to their duration and geographical area and with respect to the nature and scope of the activities so restricted.

    4. SUCCESSOR AND ASSIGNS; THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and will be binding upon the parties and their respective successors and assigns. Any Affiliate of Buyer will be a third-party beneficiary of all of the covenants and agreements made by Seller in this Agreement. The obligations of Seller under this Agreement will be personal and not assignable or delegable. Buyer retains the unrestricted right to assign all or any portion of its rights under this Agreement to any Affiliate of Buyer or any other person who has or may hereafter acquire the Business.

    5. REMEDIES. The parties acknowledge and agree that the subject matter of this Agreement is unique and that any party (or any third-party beneficiary referred to in Section 4) will have, in addition to all other remedies, the right to enforce specific performance of the provisions of this Agreement by a suit in equity or otherwise and to seek and obtain temporary, preliminary or permanent injunctive relief, with respect to which no bond or other security will be required. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law. Seller expressly and knowingly waives any claim or defense that any adequate remedy at law might exist for any breach by Seller of any term or provision of this Agreement.

    6. CHOICE OF LAW; JURISDICTION. This Agreement and the rights and obligations created by this Agreement will be governed by and interpreted in accordance with the internal law of Colorado, without regard to the conflicts of laws rules thereof. Seller submits to the jurisdiction of any state or federal court sitting in Denver, Colorado in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. The parties agree that a final judgment in any action or proceeding so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

    7. SEVERABILITY; INTERPRETATION. If any provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or the other provisions of this Agreement; provided however, that if a court having jurisdiction shall find that any of the covenants and agreements contained in Section 3 of this Agreement are not reasonable, such court will have the power to modify the duration of such covenant or agreement or the geographical area or the nature or scope of the activities within or to which such covenant or agreement applies, so as to make such covenant or agreement valid, legal and enforceable to the maximum extent permitted by law. This Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and will be construed and interpreted without regard to which party was the drafter of this Agreement.

    8. INTEGRATION; AMENDMENT AND WAIVER. This Agreement constitutes the entire agreement and understanding between Buyer and Seller and supersedes all prior oral or written agreements and understandings relating to the subject matter of this Agreement. No modification, amendment or waiver of any of the terms of this Agreement will be binding upon the parties unless made in writing after the date of this Agreement and duly executed by the party or parties intended to be bound or affected thereby.

    9. FAILURE TO ACT NOT A WAIVER. The failure to enforce any right arising under this Agreement on one or more occasions shall not operate as a waiver of that or any other right on the same occasion or any other occasion.

    10. EXTENSION OF NON-COMPETITION PERIOD. The five-year period of time set forth in Section 3(a) will be extended by the length of time during which any party is in breach of the terms of this Agreement as determined by a court of competent jurisdiction.

    11. CAPTIONS. The titles and captions of this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

    12. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which will be deemed an original.

    13. ATTORNEYS' FEES. In the event of any action or suit based upon or arising out of any alleged breach by any party of any representation, warranty, covenant or agreement contained in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and other costs and expenses of such action or suit from the other party.

    14. NOTICES. All notices and other communications given under this Agreement must be in writing and will be deemed to have been duly given when delivered in person or by first class prepaid, registered or certified mail, by prepaid courier or by facsimile transmission addressed to the parties as follows:

              If to Buyer:

              Rocky Mountain Internet, Inc.
              1099 18th Street, 30th floor
              Denver, CO 80202
              Attention: Kevin Loud
              Telecopy:  (303) 672-0711

              If to Seller:

              VR-1, Inc.
              4888 Pearl East Circle, Suite 101
              Boulder, CO 80301
              Attention: Steve Weaver
              Telecopy: 303-444-2797

or to such other address as either of them by written notice may from time to time designate.

                        VR-1, Inc.

                        By:    /s/ LARRY BECKER
                               ------------------------------
                        Name:  Larry Becker
                        Title: CEO

                        Rocky Mountain Internet, Inc.

                        By:    /s/ ROY DIMOFF
                               -------------------------------
                        Name:  Roy Dimoff
                        Title: CEO

                               EXHIBIT A TO NON-COMPETE

EXHIBIT A TO NON-COMPETE

Adcast
Advergence
Astarte Fiber Networks, Inc.
Augusta Software Design
Benefits Communication Corp.
Benefit Secure
Bidcast
Bujin Design
CareerTrack
Case Logic, Inc.
Cosmosnet Information Internet Services
Crowder Mortgage
Data Storage Marketing, Inc.
DDx
Decisioneering, Inc.
Digital Camera Network
Dot Systems
Euphonics
Fisher Imaging Corp.
Globalkey
Great American Cigar Club
Holme Roberts & Owens
Honda Hawke
Infinite Pictures
International Titanium Association
Jason's Publishing Ltd.
Ken Johnson
Lance Ltd.
LCM, Ltd. LLC
Leopard Communications
Les Mendelson & Associates
LISI
Macedon Mediatures
Mathemaesthetics, Inc.
McBabies, Inc.
McGuckin Hardware
Micro Solutions Tech, inc.
Mountain Solutions
National Career Search
Net Dining
Optimum Soft
Parascript
Pentax Technologies Corp.
Performance Enhancements, Inc.
Premier Concepts, Inc.
Rocky Mountain Trad (RMTAAC)
SkyConnect
Specialty Products Company
Sun Mountain Villas
The Protector Corp.

The Troubleshooter (Tom Martino)
Turquoise Reef Group
Votelink
Voyager Company
Wildwasser

                                      EXHIBIT C

                            REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of January 22, 1997 (this "Agreement"), by and between Rocky Mountain Internet, Inc., a Delaware corporation ("RMI"), /fsand VR-1, Inc., a Delaware corporation ("Investor").

     WHEREAS, pursuant to the terms of an Asset Purchase Agreement dated as of January 22, 1997 (the "Purchase Agreement"), RMI has agreed to purchase assets of Investor comprising its Internet access business. Pursuant to the Purchase Agreement, RMI will issue to Investor shares of common stock, par value $.001 per share ("Common Stock" or "Shares"). In order to induce Investor to enter into the Purchase Agreement, RMI has agreed to provide the registration rights set forth herein.

     Therefore, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

     1. INCIDENTAL REGISTRATIONS. (a) Each time that RMI proposes to register any of its equity securities under the Securities Act of 1933, as amended, (the "Securities Act") (other than a registration effected solely to implement an employee benefit or stock option plan or to sell shares obtained under any employee benefit or stock option plan or a transaction to which Rule 145 or any other similar rule under the Securities Act is applicable) RMI will give written notice to the Investor of its intention to do so. The Investor and each other Selling Stockholder (as defined below) may give RMI a written request to register all or some of the Common Stock issued to it pursuant to the Purchase Agreement ("Registrable Shares") in the registration described in the written notice from RMI as set forth in the foregoing sentence, provided that such written request is given within 20 days after receipt of any such notice from RMI (with such request stating
         (i) the amount of Registrable Shares to be disposed of and the intended method of disposition of such Registrable Shares and (ii) any other information reasonably requested by RMI to properly effect the registration of such Registrable Shares). As used in this Agreement, a "Selling Stockholder" is the Investor and any other person to whom the Investor has transferred Registrable Shares in compliance with applicable federal and state securities laws and who has agreed to be bound by this Agreement by signing a counterpart hereof. Upon receipt of such request, RMI will use its reasonable efforts to cause promptly all such Registrable Shares intended to be disposed of to be registered under the Securities Act so as to permit their sale or other disposition (in accordance with the intended methods set forth in the request for registration), unless the sale is a firmly underwritten public offering and the managing underwriter thereof determines reasonably and in good faith in writing that the inclusion of such securities would materially adversely affect the offering, in which case the number of shares to be offered for the accounts of the Selling Stockholders shall be reduced or limited (an "Underwriter Cutback") in proportion to the number of shares owned by such Selling Stockholders to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such managing underwriter; provided, that if securities are being offered for the account of other persons or entities as well as RMI, such reduction shall be made pro rata from the securities intended to be offered by such persons and from the Selling Stockholders.
         RMI's obligations under this Section 1 shall apply to a registration to be effected for securities to be sold for the account of RMI as well as a registration statement which includes securities to be offered for the account of other holders of RMI equity securities.
         RMI represents and warrants that the only registration rights granted by it as of the date of this Agreement (other than those contained in this Agreement) are as set forth on
      2. Schedule 1 to this Agreement.

         (b) Anything in the foregoing paragraph 1(a) to the contrary notwithstanding, (i) any Registrable Shares included pursuant to paragraph 1(a) in any registration of the common stock issuable upon exercise of warrants distributed to the public by RMI in connection with its initial public offering in September, 1996, will not be subject to any Underwriter Cutback, and (ii) to the extent any Registrable Shares are excluded from any other registration pursuant to any Underwriter Cutback, RMI (x) will cause a registration statement to be filed under the Securities Act with respect to the Registrable Shares which were excluded pursuant to such Underwriter Cutback within 180 days after the effective date of the registration under the Securities Act as to which the Registrable Shares were subject to such Underwriter Cutback or (y) purchase such Registrable Shares which were excluded pursuant to such Underwriter Cutback at a price equal to the selling price of the Registrable Shares which were sold pursuant to such registration.

     2. EXPENSES OF REGISTRATION. RMI shall pay all costs and expenses incurred in connection with the registration of the Registrable Shares pursuant hereto, including all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants of RMI and fees and disbursements (not exceeding $2500) of counsel to VR-1 as the Selling Stockholder ("Investor's Counsel"). Notwithstanding the foregoing, all fees and disbursements of the Selling Stockholders' counsel (other than fees and disbursements of up to $2500 for Investor's Counsel) transfer taxes, brokerage commissions and underwriters' discounts attributable to the Registrable Shares being offered and sold by such Selling Stockholders shall be for the account of the Selling Stockholders.

     3. LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the provisions of Section 1 hereof, RMI shall not be required to effect any registration pursuant to Section 1 (a) after the third anniversary of the date hereof; (b) if the request or requests for registration cover an aggregate number of Registrable Shares having a Market Value of less than $25,000 as of the date of the last of such requests; or (c) in the opinion of counsel for the RMI, each Selling

Stockholder could sell in a single transaction under Rule 144 promulgated under the Securities Act or any successor rule the number of Registrable Shares such Selling Stockholder proposes to have registered pursuant to this Agreement. "Market Value" as used in this Agreement shall mean, as to each Registrable Share at any date, the average of the daily closing prices for the Common Stock for the 10 consecutive trading days before the day in question. The closing price for shares of such class for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such shares of such class are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the closing sale price (or the average of the quoted closing bid and asked prices if no sale is reported) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any comparable system, or if the shares of such class are not quoted on NASDAQ, or any comparable system, the average of the closing bid and asked prices as furnished by any market maker in the securities of such class who is a member of the National Association of Securities Dealers, Inc.

     4.   OBLIGATIONS WITH RESPECT TO REGISTRATION.

          (a) If and whenever RMI is obligated by the provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act, RMI shall: (i) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and any amendments and supplements to the registration statement in which the Registrable Shares are included and to the prospectus used in connection therewith (a "Registration Statement") as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder with respect to the disposition of all Registrable Shares covered by the Registration Statement for the period required to effect the distribution of such Shares, but in no event shall RMI be required to do so for a period of more than 90 days following the effective date of the Registration Statement;
(ii) notify the Selling Stockholders and confirm such advice in writing, (A) when a Registration Statement becomes effective, (B) when any post-effective amendment to a Registration Statement becomes effective, and (C) of any request by the Commission for any amendment of or supplement to a Registration Statement or any prospectus relating thereto or for additional information; (iii) furnish at RMI's expense to the Selling Stockholders such number of copies of a preliminary, final, supplemental or amended prospectus, in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by a Registration Statement, but only while RMI is required under the provisions hereof to cause a Registration Statement to remain effective; (iv) register or qualify the Registrable Shares covered by a Registration Statement under the securities or blue sky laws of such jurisdictions in the United States as the Selling Stockholders shall reasonably request, and do any and all other acts and things which may be necessary to enable each Selling Stockholder whose Registrable Shares are covered by such Registration Statement to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that RMI shall in no event be required to qualify to do business as a foreign corporation or a dealer in any jurisdiction where it is not so qualified, to conform the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by the Registration Statement, or to subject itself to taxation in any jurisdiction where it has not theretofore done so; and (v) cause such Registrable Shares covered by a Registration Statement to be listed on the principal exchange or exchanges on which the Common Stock is then listed upon the sale of such Registrable Shares pursuant to such Registration Statement.

          (b) RMI's obligations under this Agreement with respect to a Selling Stockholder shall be conditioned upon such Selling Stockholder's compliance with the following: Such Selling Stockholder shall reasonably cooperate with RMI in connection with the preparation of the Registration Statement, and for so long as RMI is obligated to file and keep effective the Registration Statement, shall provide to RMI, in writing, for use in the Registration Statement, all such information regarding the Selling Stockholder and its plan of distribution of the Registrable Shares as may be necessary to enable RMI to prepare the Registration Statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith. During such time as RMI or such Selling Stockholder may be engaged in a distribution of the Registrable Shares, RMI and such Selling Stockholder shall comply with Rules 10b-6 and 10b-7 promulgated under the Exchange Act and pursuant thereto it shall, among other things: (i) not engage in any stabilization activity in connection with the securities of RMI in contravention of such rules; (ii) distribute the Registrable Shares solely in the manner described in the Registration Statement;
(iii) cause to be furnished to each broker through whom the Registrable Shares may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus covering the Registrable Shares and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (iv) not bid for or purchase any securities of RMI or attempt to induce any person to purchase any securities of RMI other than as permitted under the Exchange Act.

     5.   INDEMNIFICATION.

          (a)  BY RMI.  Except as set forth in the last sentence of this
Section 5(a), RMI agrees to indemnify and hold harmless each Selling Stockholder, its officers and directors and each person who controls such Selling Stockholder (within the meaning of the Securities Act) and any underwriter thereof against all losses, claims, damages, liabilities and expenses ("Losses") relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Selling Stockholder or underwriter, if any, furnished in writing to RMI by such Selling Stockholder or underwriter expressly for use therein. In connection with an underwritten offering, RMI will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares. RMI will promptly as incurred reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claims, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 5, any amounts paid in settlement of any litigation, commenced or threatened. RMI shall not be obligated to indemnify any person hereunder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary or summary prospectus if a copy of the final prospectus was delivered by the Company to the Selling Stockholder (as amended or supplemented) and the Selling Stockholder failed to deliver such final prospectus to the person alleging Losses at or prior to the written confirmation of the sale of such Registrable Shares to such person and the untrue statement or omission had been corrected in such final prospectus.

          (b) BY THE SELLING STOCKHOLDERS. In connection with any registration statement in which a Selling Stockholder is participating, each such Selling Stockholder agrees to indemnify and hold harmless RMI, the directors and officers of RMI and each person who controls RMI (within the meaning of the Securities Act) against any Losses relating to any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Selling Stockholder so furnished in writing by such Selling Stockholder expressly for use in the registration statement, provided that the liability of such Selling Stockholder pursuant to this Section 5(b) shall not exceed an amount equal to the proceeds of the sale of Registrable Shares sold pursuant to such registration statement that are received by or for the benefit of such Selling Stockholder. RMI shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement. The Selling Stockholders shall promptly as incurred reimburse each such indemnified party for all legal or other expenses reasonably incurred by such party in connection with investigating or defending any such claim, including, subject to such indemnified party's compliance with the provisions of the last sentence of subsection (c) of this Section 5, any amounts paid in settlement of any litigation, commenced or threatened.

          (c) THIRD PARTY CLAIMS. Promptly after the receipt by any party hereto of notice of any claim, action, suit or proceeding by any person who is not a party to this Agreement (collectively, an "Action") which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall: (i) admit in writing to the Indemnified Party, the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 5, (ii) notify the Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expense, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnifying Party shall settle or compromise any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party unless the Indemnified Party consents in writing to such compromise or settlement. No Indemnified Party shall settle or compromise any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section 5.

          (d)  CONTRIBUTION.  If the indemnification provided for in subsections
(a) or (b) of this Section 5 is unavailable to or insufficient to hold the indemnified party harmless under subsections (a) or (b) above in respect of any Losses referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) RMI or the Selling Stockholder (or underwriter) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     6.   MISCELLANEOUS.

          (a) NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

     if to RMI:       Rocky Mountain Internet, Inc.
                      1099 18th Street, 30th floor
                      Denver, CO 80202
                      Attention: Kevin Loud
                      Telecopy:  (303) 672-0711

                      with a copy to:

                      Sherman & Howard L.L.C.
                      633 Seventeenth Street , Suite 3000
                      Denver, Colorado 80202
                      Attention:  Stephen S. Halasz, Esq.
                      Telecopy:  (303) 298-0940

     if to Investor:

                      VR-1, Inc.
                      4888 Pearl East Circle, Suite 101
                      Boulder, CO 80301
                      Attention:  Steve Weaver
                      Telecopy: (303) 444-2797

                      with a copy to:

                      VR-1, Inc.
                      4888 Pearl East Circle, Suite 101
                      Boulder, CO 80301
                      Attention: Leslie Woodard, Esq.
                      Facsimile: (303) 444-2797

or to such other person or address as any party shall specify by notice in writing to the other party. Notice of a change of address shall be effective only upon actual receipt thereof.

          (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          (c) BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon indemnified persons under Section 6 and rights conferred upon Permitted Transferees.

          (d) AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by an instrument in writing signed by or on behalf of each party and any other person then a Stockholder. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

          (e) SECTION HEADINGS. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          (g) APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflict of laws rules thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             ROCKY MOUNTAIN INTERNET, INC.

                                             By:   /s/   KEVIN LOUD
                                                  ----------------------------
                                                  Its:    VICE PRESIDENT
                                                  ----------------------------

                                             VR-1, INC.

                                             By:  /s/ LARRY BECKER
                                                  ----------------------------
                                                  Its: CEO
                                                  ----------------------------

                                      SCHEDULE 1
                           OUTSTANDING REGISTRATION RIGHTS
                            ROCKY MOUNTAIN INTERNET, INC.

                                      SCHEDULE 1
                           OUTSTANDING REGISTRATION RIGHTS
                            ROCKY MOUNTAIN INTERNET, INC.

As of January 22, 1997, Rocky Mountain Internet, Inc. (the "Company"), had outstanding the following registration rights.

1. WARRANTS. The Company issued 1,365,000 warrants in its public offering in September, 1996. The warrants become exercisable in October, 1997, at a price of $4.375 per share (subject to adjustment). The Company is required to register common stock issuable on exercise of the warrants.

2. UNDERWRITER'S WARRANTS. The underwriter in the Company's initial public offering received 136,500 warrants to purchase Units (i.e. one share of common stock and one warrant) at an exercise price of $4.20 per Unit and $6.5625 per underlying warrant. These warrants are exercisable beginning in September, 1997, and the underwriter has been granted registration rights in connection with the exercise thereof.

3. CONVERTIBLE PREFERRED STOCK. Prior to its initial public offering the Company issued 250,000 shares of convertible preferred stock which are convertible into common stock at a 1:1 ratio (subject to adjustment). The preferred stock is convertible at any time after May 15, 1997, and the holders thereof have a single demand registration right in connection therewith exercisable on or after May 15, 1997.

                                      EXHIBIT D

                                                                      Exhibit D
                                  LICENSE AGREEMENT


    This License Agreement ("License") is dated effective January 22, 1997 by and between VR-1, Inc., a Delaware corporation ("Licensor"), and Rocky Mountain Internet, Inc., a Delaware corporation ("Licensee").

                                      RECITALS

    Licensor and Licensee are parties to that certain Asset Purchase Agreement dated January 22, 1997. The execution and delivery of this License is a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement.

                                      AGREEMENT

    For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS.

     A. SOFTWARE means the on-line client and server registration software known as "ONE Soft-TM- Version 6.0".

     B. SUPPORT MATERIALS means any human-readable program listings, flow charts, logic diagrams, input and output forms, manuals, specifications, instructions and other materials, and any copies of any of the foregoing, in any medium, related to the Software and delivered to Licensee under this License.

     C. TRADEMARKS means the trademarks and/or service marks (i) ONE Soft-TM-and (ii) ONE and Design, a copy of which is attached hereto as Exhibit A.

2.   GRANT OF RIGHTS.

     A. LICENSE. Licensor grants Licensee and its Affiliates a nonexclusive, world-wide, royalty-free right to (i) reproduce and distribute the client portion of the Software to Licensee's subscribers and potential subscribers, (ii) use the Software in connection with Licensee's Internet access services, provided that Licensee shall have no right to distribute or sublicense the server or Unix portion of the Software, (iii) create derivative works of the Software, (iv) use the ONE Soft mark to identify the Software and Derivative Works and (v) use the ONE and Design mark to market, promote and identify Licensee's Internet access services (including but not limited to in connection with the NETONE.COM Internet domain name); all of the foregoing in accordance with the terms of this Agreement.

    B. COPIES. Licensee may make copies of the written documentation which accompanies the Software in support of Licensee's authorized use of the Software. Licensee may also make such copies of the Software as are necessary for Licensee and its Affiliates to use the Software under this License.

    C. TRANSFER RESTRICTIONS. No party will, without the consent of the other (which shall not be unreasonably withheld), assign any of its rights or delegate any of its duties under this License, provided that
         (i) either party may assign this License to its Affiliate or make a collateral assignment of this Agreement and (ii) either party may assign this Agreement to any successor or any person that acquires all or substantially all of the assets of such party, provided that such assignment shall not relieve the assigning party of liability for any failure by the assignee to perform its obligations hereunder.

    D. MODIFICATIONS BY LICENSEE. Licensee may modify any machine-readable form of the Software for use by Licensee and merge it into other program material to form an updated work ("Derivative Work") without the prior written consent of Licensor. The source code for each Derivative Work shall contain internal comments delineating the independent program material. Licensee shall own such Derivative Works.

    E.   TITLE.   Title and all ownership and proprietary rights to the
         Trademarks and Software shall remain in Licensor, and Licensee shall take no action inconsistent with such title, ownership and proprietary rights.

    F. REVIEW OF QUALITY. Licensor shall have the right, but not the obligation, to review services rendered, or goods provided, under the Trademarks to ensure that they are of a good quality. Licensor shall promptly notify Licensee of any defects in quality of goods or services denoted by the Trademarks, and Licensee and Licensor shall work together to remedy any such defects.

3.  DELIVERY, INSTALLATION, TRAINING AND MAINTENANCE.

    A. DELIVERY. Licensor will furnish the Software to Licensee in machine-readable form and provide Support Materials containing detailed specifications for operation and use of the Software. Licensor will also provide Licensee a copy of all source code related to the Software.

    B. INSTALLATION AND TRAINING. Licensor shall provide Licensee an aggregate total of 40 hours of the following services without additional charge hereunder: (i) software programming; (ii) assistance in installing and rendering operable the Software at Licensee's designated site; and (iii), if requested by Licensee, training for Licensee's employees in the use of the Software.

    C. CONFIDENTIALITY. Licensee shall keep the source code for the Software strictly confidential and shall not disclose the source code to any third party without the prior written consent of Licensor.

4.  TERM AND TERMINATION

    A. TERM AND TERMINATION. This License shall become effective upon execution by Licensor and Licensee and shall terminate (a) as to the ONE and Design mark, two years following the execution hereof at which time Licensee shall cease all use of the ONE and Design mark and (b) as to the Software and the ONE Soft Mark, by mutual written agreement of the parties or on the tenth day following written notice by Licensee of its desire to terminate this License.

    B. EFFECT OF TERMINATION. Upon termination of this License for any reason, Licensee's rights under this License shall cease. Licensee shall immediately return all items bearing either of the Trademarks, and all information relating to the Software, except the Derivative Works, including any copies, updates, or Support Materials, however embodied, to Licensor.

5.  REPRESENTATIONS AND WARRANTY

    A. WARRANTY. Licensor warrants that (1) the Software will, when delivered and installed by Licensor, be in good working order and will conform to the program specifications in the accompanying documentation when used without material alteration in accordance with the instructions set forth in the documentation; and (2) any service rendered by Licensor will be performed in a professional manner by qualified personnel.

    B.   REPRESENTATIONS.  Licensor warrants and represents to Licensee that:

         i. it is duly organized, validly existing and in good standing under the laws of each jurisdiction in which its activities require such qualification;

         ii. the execution, delivery and performance of this License have been duly authorized by all necessary corporate action and this License constitutes the legal, valid and binding obligation of Licensor, enforceable in accordance with its terms against Licensor except as such enforceability may be affected by bankruptcy, reorganization, insolvency, moratorium or laws affecting creditors' rights generally or by general principles of equity;

         iii. it has full corporate power and authority to enter into this License and to perform its obligations hereunder;

         iv. the Software and Support Materials are original works of authorship;

         v. it is the sole owner of the Trademarks and Software or otherwise has authority to grant the rights hereunder to Licensee;

         vi. the use of the Trademarks, Software and Support Materials by Licensee hereunder will not violate or infringe any intellectual property or proprietary right of any other person, including the licensors of any licensed software contained in the Software;

         vii. the execution and delivery of this License, and the performance by Licensor of its obligations hereunder, will not violate, breach, conflict with or cause a default under any law, rule, regulation, order, or material agreement or instrument to which Licensor is a party or by which it is bound, or of Licensor's constituent documents;

         viii. no consent, approval or authorization of any person is needed in order for Licensor to perform its obligations pursuant to this License; and

         ix. there are no lawsuits, proceedings or claims pending, or to the knowledge of Licensor, asserted with respect to the Trademarks, Software, the Support Materials, or any portion thereof which could materially affect Licensor's ability to perform its obligations under this License or which could materially affect the utility to Licensee thereof, and Licensor promptly will notify Licensee if any such suit or proceeding is instituted or claim asserted.

6.  INDEMNIFICATION.

    A. Licensor shall defend or settle at its sole expense any action brought against Licensee by third parties to the extent that such action is based on or arises out of an allegation or adjudication that the Licensee's permitted use of the Trademarks, or the manufacture, use, sale, reproduction or distribution of the Software or any portion thereof in accordance with the terms of this Agreement, constitutes an infringement of any United States patent, trademark, copyright or other proprietary right. Licensee shall cooperate fully in the defense of the claim or suit, and may appear at its own expense through counsel of its choice.

    B. Licensee shall indemnify Licensor against all claims, liabilities and costs, including reasonable attorney fees, of defending any claim or suit, other than for infringement of intellectual property rights as provided above, arising out of its use of the Trademarks and Software provided under this License.

7.       NOTICE.    All notices, requests, demands and other communications
called for or contemplated hereunder will be in writing and will be deemed to have been duly given if delivered when deposited in the United States mail, first class postage prepaid, addressed as follows, or to any other address of which a party gives notice to the other:

If to Licensor to:                     With a copy to:

Steve Weaver, Vice President           Patrick K. Perrin, Esq.
VR-1, Inc.                             Holme Roberts & Owen LLP
4888 Pearl East Circle, Suite 101      1401 Pearl Street, Suite 400
Boulder, CO 80301                      Boulder, CO 80302

If to Licensee to:                     With a copy to:

Kevin Loud, Vice President             Stephen S. Halasz, Esq.
Rocky Mountain Internet, Inc.          Sherman & Howard L.L.C.
1099 Eighteenth Street, Suite 3000     633 17th Street, Suite 3000
Denver, CO 80202-1930                  Denver, CO 80202

8.  MISCELLANEOUS

    A. MODIFICATION. This License may not be modified other than by a written amendment executed by each of the parties hereto.

    B. WAIVER. No consent or waiver, express or implied, by a party of any breach or default by the other party in the performance of its obligations under this License will be deemed to be a consent to or waiver of any further or other breach or default by such other party.

    C. GOVERNING LAW. This License will be construed in accordance with, and be governed by, the internal laws of the State of Colorado without reference to any conflict of laws principles.

    D. SEVERABILITY. If any provision or part thereof in this License is held invalid, illegal or unenforceable for any reason, the remainder of this License will nonetheless remain in full force and effect.

    E. BINDING AGREEMENT. This License will benefit and be binding upon the parties hereto and their respective heirs, representatives, successors and permitted assigns.

    F. COUNTERPARTS. This License may be executed in two or more identical counterparts, and all of such counterparts, when taken together, will be deemed to constitute the original of this License.

    G. HEADINGS. The headings in this License are for purpose of reference only and shall not be construed as part of this License.

    H. ATTORNEYS' FEES. If any party commences an action because of the breach of or to enforce any of the terms of this License, the prevailing party will be entitled to all costs and expenses associated with such action, including reasonable attorneys' fees.

    I. ENTIRE AGREEMENT. This License constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter covered in it and supersedes all prior agreements and understandings, written or oral, among any of the parties with respect to such subject matter.

    The parties have executed this License as of the date first above written.

LICENSOR:                              LICENSEE:

VR-1, INC.                             ROCKY MOUNTAIN INTERNET, INC.
a Delaware corporation                 a Delaware corporation



By:     /s/ LARRY BECKER               By:    /s/ KEVIN LOUD
       -------------------------              -------------------------
Name:  LARRY BECKER                    Name:  KEVIN LOUD
Title: CEO                             Title: VICE PRESIDENT

                                      EXHIBIT E

                                                                      Exhibit E

                              ASSIGNMENT OF DOMAIN NAME


    WHEREAS, VR-1, Inc., a Delaware corporation, f/k/a On-line Network Enterprises, having an office and principal place of business at 4888 Pearl East Circle, Suite 101, Boulder, Colorado 80301, is the owner of a domain name "NETONE.COM" and the registration thereof with InterNIC; and

    WHEREAS, VR-1, Inc. wishes to assign to Rocky Mountain Internet, Inc., a Delaware corporation, having an office and principal place of business at 1099 18th Street, 30th Floor, Denver, CO 80202, the entire right, title and interest in and to such domain name, any registrations obtained thereon and all rights of renewal thereof, together with the goodwill of the Internet access business associated with and symbolized by such domain name;

    NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VR-1, Inc. sells, assigns and sets over unto Rocky Mountain Internet, Inc., its successors and assigns, the entire right, title and interest of VR-1, Inc., in and to such domain name, any registrations obtained thereon, and all rights of renewal thereof together with the goodwill of the Internet access business associated with and symbolized by such domain name.

    VR-1, Inc. agrees to take all necessary actions to effect the transfer of the domain name with InterNIC or any future registrar of the domain name "NETONE.COM."

                                 VR-1, INC., f/k/a On-line Network Enterprises

                                 By  /s/ Larry Becker
                                     -----------------------------------------
                                     Larry Becker, chief executive officer

STATE OF COLORADO       )
                        )  ss.
COUNTY OF BOULDER       )

    The foregoing instrument was acknowledged before me this ____ day of __________, 1997, by Larry Becker as chief executive officer of VR-1, Inc.


My commission expires:
                       --------------------------   ---------------------------
                                                           Notary Public

[SEAL]

                                      EXHIBIT F

                                                                      EXHIBIT F

                         ASSIGNMENT AND ASSUMPTION AGREEMENT


    For value received, the receipt and sufficiency of which are acknowledged, VR-1, Inc., a Delaware corporation ("Seller") hereby assigns and transfers to Rocky Mountain Internet, Inc., a Delaware corporation ("Buyer") all of Seller's right, title and interest in and to each of the contracts ("Assumed Contracts") included on Schedule 5.8 to the Asset Purchase Agreement dated January 22, 1997, between Seller and Buyer (the "Asset Purchase Agreement") except for receivables due for services performed prior to the date of the Asset Purchase Agreement. Buyer assumes and agrees to discharge, in accordance with terms thereof, all obligations under the Assumed Contracts arising on and after the date hereof to the extent that such liabilities and obligations relate to periods beginning on or after the date hereof and to be bound by such contracts as fully as if Buyer had executed each as a party thereto.

    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute the original of this Agreement.

Dated as of January 22, 1997

Rocky Mountain Internet                VR-1, Inc.


By: /s/ Roy Dimoff                By:  /s/  Larry Becker
    ---------------------------        ----------------------------

                                      EXHIBIT G

                                                                     Exhibit G

                                    BILL OF SALE


    VR-1, Inc., a Delaware corporation ("Seller") for $10.00 and other valuable consideration in hand paid by Rocky Mountain Internet, Inc., a Delaware corporation ("Buyer"), receipt of which is acknowledged, hereby sells, grants, transfers and conveys to Buyer all of the Seller's rights to the assets set forth on Schedule 1.2 to the Asset Purchase Agreement dated as of January 22, 1997, between Seller and Buyer.

Dated as of January 22, 1997.

Rocky Mountain Internet, Inc.          VR-1, Inc.

By:  /s/ Roy Dimoff                    By:  /s/ Larry Becker
     --------------------------             --------------------------------

                                      EXHIBIT H

EXHIBIT H LETTERS TO SUBSCRIBERS

Dear O.N.E. Customer,

We are pleased to announce that Online Network Enterprises has sold the dial-up and dedicated Internet access division of our company to Rocky Mountain Internet
(RMI) effective x/x/97. This change will allow us to focus on our Web and online game development divisions.

RMI is a Colorado based company and is a leading provider of quality Internet services. RMI has recently invested over $2 million into its network! The results of RMI's investment has resulted in a carrier class network including redundant T-3 access to the Internet, a state of the art Data Center including generator backup, and a fully redundant sonnet based DS3 network interconnecting its switches and services.

It has been our pleasure to serve you, and hope that we have exceeded your expectations. We are working closely with RMI to ensure a smooth and seamless transition. At this time, you will not be required to make any changes to your system in order to access the Internet or send and receive E-mail. In addition, RMI will be honoring O.N.E.'s existing rate structure.

Again, thank you for the opportunity to serve you. We have enjoyed providing your access to the Internet.

Sincerely,


Lisa Mouscher
Vice President of Customer Service
Online Network Enterprises



Letter to dedicated customers

JANUARY 22, 1997



XXXXXX
XXXXX

                                   O.N.E. AND RMII

DEAR CUSTOMER,

On January 23, 1997 Online Network Enterprises announced the sales of our Internet access business (dial up and dedicated) to Rocky Mountain Internet Inc,
(RMII).

O.N.E.'S WEB DEVELOPMENT AND HOSTING BUSINESS REMAINS UNCHANGED - BOTH IN OWNERSHIP AND IN OUR RESOURCES.

This letter is to briefly explain the benefits to you, our customer, regarding this change of Internet Access to RMII, and the renewed focus of O.N.E.'s * business as a leading edge Web Development studio.

RMII is a leading Colorado Internet Service Provider, offering economies of scale and specialization in this industry that will guarantee that your Internet access service is of the highest industry standards. The transition of your access to RMII should be seamless and almost invisible.

O.N.E., as part of its parent Company VR-1, has made this change to allow us to focus purely on high level content creation for the Web. We've renewed our focus as a leading web development partner for your business, offering excellence in both web design and high level database development. O.N.E. will also continue to offer full, high quality web hosting, web site marketing and consulting services.

*AS PART OF THIS NEW FOCUS WE ARE RE-EVALUATING OUR STUDIO NAME AND PLAN TO LAUNCH A NEW LOGO AND IDENTITY IN THE NEXT TWO MONTHS. WE WILL BE BACK IN TOUCH.

Meanwhile, if you have any questions over our Web Development service do not hesitate to contact your sales representative XXX at (303) 444-2522.

Yours sincerely,


Mike Moniz
PRESIDENT
ONLINE NETWORK ENTERPRISES/VR-1 INC.

                                      VR-1, INC.

                                 CLOSING CERTIFICATE


    This certificate is delivered pursuant to Section 9.2.7 of the Asset Purchase Agreement (the "Agreement") dated as of January 22, 1997 by and between VR-1, Inc., a Delaware corporation (the "Company") and Rocky Mountain Internet, Inc. a Delaware corporation ("RMI"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

    The undersigned does hereby certify to RMI that, to his knowledge:

    1. All representations and warranties of the Company contained in the Agreement are, if specifically qualified by materiality, true in all respects and, if not so qualified, true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, subject to such disclosures and exceptions specifically described on the Schedules attached to the Agreement.

    2. The Company has performed and complied in all material respects with each obligation, agreement, covenant and condition required by the Agreement to be performed or complied with by the Company at or prior to the date of Closing.

    EXECUTED as of the 22nd day of January, 1997.

                        VR-1, INC., a Delaware corporation


                        By:/S/ LARRY BECKER
                           -------------------------------
                              Larry Becker
                              Chief Executive Officer

                            ROCKY MOUNTAIN INTERNET, INC.

                                 CLOSING CERTIFICATE
                                 -------------------

    This certificate is delivered pursuant to Section 9.3.4 of the Asset Purchase Agreement (the "Agreement") dated as of January 22, 1997 by and between VR-1, Inc., a Delaware corporation ("VR-1") and Rocky Mountain Internet, Inc. a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

    The undersigned does hereby certify to VR-1 that, to his knowledge:

    1. All representations and warranties of the Company contained in the Agreement are, if specifically qualified by materiality, true in all respects and, if not so qualified, true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, subject to such disclosures and exceptions specifically described on the Schedules attached to the Agreement.

    2. The Company has performed and complied in all material respects with each obligation, agreement, covenant and condition required by the Agreement to be performed or complied with by the Company at or prior to the date of Closing.

    EXECUTED as of the 22nd day of January, 1997.

                        ROCKY MOUNTAIN INTERNET, INC., a Delaware corporation


                        By:/S/ KEVIN LOUD
                           -------------------------
                              Kevin Loud
                              Vice President

SCHEDULE 1.2

SELLER CONTRACTS

    - 823 dial up accounts

    - 47 dedicated accounts

    - Seller contracts listed in Schedule 5.8


EQUIPMENT

    - Ascend Madx 4000 with 6 modem cards

    - 3 kiosks and

    - 10 dispensers (Hermans)


INTANGIBLES

    - the rights to placement and design of kiosks (see Schedule 5.8 for description).

    - the rights to design of Hermans dispensers.

    - netone.com domain name

    - Control of O.N.E. CIDR block ranges identified as 206.83.96.0 through
    206.83.127.255 and 206.246.0.0 through 206.246.31.255 leaving the range
    206.246.32.0 through 206.246.63.255 for O.N.E./VR-1 control. The customers on the existing Sprint CIDR will be moved by O.N.E. As soon as routing (BGP$) is established between O.N.E. and RMI, the two CIDR block ranges will be transferred to RMI.

SCHEDULE 5.6 LEGAL PROCEEDINGS

None

SCHEDULE 5.7 CUSTOMERS AND SUPPLIERS EXCEPTIONS

See Customer lists attached to Schedule 1.2 for subscribers who are late in paying as disclosed therein.

There are no Supplier Exceptions

SCHEDULE 5.8  SELLER'S CONTRACTS AND EXCEPTIONS

DEDICATED SUBSCRIBERS
---------------------
All dedicated subscribers contracts delivered at closing. See Dedicated Customer List attachment to Schedule 1.2 for payment status

DIAL UP SUBSCRIBERS
-------------------
Attached is the text of the Seller Service Agreement

TCG SERVICE CONTRACT
--------------------
Attached service agreement between Seller and TCG dated 7/28/96 and consent of assignment. Buyer's obligation to assume the TCG Service Contract is conditioned upon TCG agreement to move the circuit to 910 15th Street, Denver, Colorado 80202.

KIOSK PLACEMENT
---------------
Three kiosks which distribute the ONEsoft software on a speculative basis have been placed, one each, at Elek-Tek in Aurora, McGuckin Hardware in Boulder and Media Play in downtown Denver.

ELEK-TEK
--------
The longest placement has been Elek-Tek. The first two kiosks for Elek-Tek were installed in late November 1995 there was a written agreement for 6 months.
That agreement has expired. The kiosk resides at Elek-Tek based on their continued desire to have Internet access from a device on the floor.

Seller provides Elek-Tek free access over a 64k frame relay circuit (Elek-Tek pays US West for the frame circuit) along with mailboxes and a special rate for dialup access to their employees. VR-1 Adtran 56/64 CSU/DSU, and Cisco 1005D Router. Elek-Tek provides the hub, computer, monitor, speakers, and keyboard for the kiosk. All equipment owned by Seller must be replaced by RMI equipment within 30 days of closing.

MCGUCKIN HARDWARE
McGuckin Hardware in Boulder is the location for the second Kiosk. Seller trades out a 56k dedicated access account for the kiosk placement. McGuckin Hardware pays for both DSUs and the US West 56k DSS circuit. There is no written agreement stating this trade out. One of Seller's former customer support personnel is a key member of the McGuckin hardware systems group. Thus the relationship has been a strong one.

The DSS service is not used at the kiosk. Rather it uses a modem connection to facilitate access to the Internet. All computer equipment including the CPU, monitor, keyboard, modem, speakers, power supplies belong to Seller and must be replaced within 30 days of closing.

MEDIA PLAY
Media Play was installed in October of 1996 pursuant to the attached letter from Media Play dated September 13, 1996. Seller has paid $300 each month for months November and December. Seller will be responsible for the fees accrued to Media Play prior to closing and Buyer will be responsible for fees accrued to Media Play after closing.

Internet access is facilitated through a modem connection. All computer equipment including the CPU, monitor, keyboard, modem, speakers, power supplies belong to Seller and must be replaced within 30 days of closing. The POTS circuit is paid for by Seller RMI will begin paying for this circuit as of January 15th, 1997. See circuit list.


DISCUSSION OF TRADE OUT SERVICES
--------------------------------
Seller provides free Internet access service to the following two customers.

FREEWAVE TECHNOLOGIES is the developer of the wireless modems we use for IGS, Euyphonics and product Knowledge. We assisted with testing these modems the summer of 95. The test proved successful so we traded Freewave Internet access and 5 mailboxes for two of their modems. These modems are currently in use by IGS. IGS is moving to a TCG circuit and will be returning the modems as soon as that circuit is up and running. This gives RMI the ability to sell another wireless access customer or use the modems as you see fit. The term of the Freewave agreement was for one year. It should expire in the May 97 time frame.

LITTLETON COMMUNITY NETWORK (LCN) is a frame relay trade out for marketing of the O.N.E. services at different events in Littleton. LCN is a non-profit organization with the mission of automating the delivery of civic events and information. The circuit is paid for by LCN. We have participated in a number of Internet seminars held at the Littleton library. We have the ability to place dispensers with disks at the library and at community events where LCN has participation. A quick look at the customer list shows 32 active dial up accounts coming from Littleton. The contract will expire the end of March 1997. Contract is attached.

SCHEDULE 7.3

Ascend Max 4000 with 6 8 port cards.

The above equipment is leased through Charter Financial, Inc. and will be paid off and a UCC Termination Statement will be provided within 30 days of closing.

SCHEDULE 7.12

USWEST SERVICES
---------------




TELEPORT COMMUNICATIONS GROUP (TCG) SERVICES
--------------------------------------------




LDDS WORLDCOMM
--------------